Exhibit 99.1

Atlantic Union Bank Names Maria P. Tedesco Chief Operating Officer

Richmond, Va., Jan. 18, 2022 – Atlantic Union Bank is pleased to announce that Maria Tedesco will assume the new role of Chief Operating Officer (COO), effective immediately. Tedesco will also continue to serve in her current role as President.

As President & COO, Tedesco will lead the following customer-centric business units: consumer and business banking, wholesale banking, wealth management, home loans, technology and operations, marketing, digital strategy and enterprise experience, business intelligence, and first line of defense risk.

“Since the day Maria walked through our doors as President in 2018, she has been an incredible asset,” said, John C. Asbury, CEO of Atlantic Union Bank. “Maria has delivered significant tangible and intangible results for our customers, our communities, our Teammates and our shareholders. Her customer first approach to our business will continue to serve us well as she takes on the expanded role of President & COO.”

“Additionally, uniting these business units will help us better meet our customers’ needs, enhance their experiences, improve internal coordination and respond to our constantly changing environment in an agile manner.”

About Atlantic Union Bank

Headquartered in Richmond, Virginia, Atlantic Union Bank is the wholly owned subsidiary of Atlantic Union Bankshares Corporation (Nasdaq: AUB). Atlantic Union Bank has 130 branches and approximately 150 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Dixon, Hubard, Feinour & Brown, Inc., which provides investment advisory services; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Beth Shivak, Senior Vice President, Head of Corporate Communications Beth.Shivak@AtlanticUnionBank.com; or

Bill Cimino, Senior Vice President, Investor Relations 804.448.0937